EXHIBIT 99.2

                                LETTER AGREEMENT

     WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Dillard's, Inc., a Delaware corporation (the "Company"); and

     WHEREAS, (i) Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, Barington Investments, L.P., Barington Companies Advisors, LLC, Barington Companies Offshore Fund, Ltd., Barington Offshore Advisors II, LLC, Barington Capital Group, L.P., LNA Capital Corp. and James A. Mitarotonda, (together, the "Barington Parties") and (ii) Clinton Multistrategy Master Fund, Ltd., Cliton Special Opportunities Master Fund, Ltd., Clinton Magnolia Master Fund, Ltd., Clinton Group, Inc. and George E. Hall (together, the "Clinton Parties"), wish to enter into this Letter Agreement (the "Letter Agreement") pertaining to their investments in, and activities related to, the Company and its Securities.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

     1. Barington Capital Group, L.P. and Clinton Group, Inc. each agree to consult with each other regarding all purchases and sales of Securities of the Company by their affiliates. "Securities" shall mean equity securities of the Company, options to purchase or sell equity securities of the Company, and swaps, synthetics and other derivative securities or instruments, the value of which is solely and directly related to equity securities of the Company. Furthermore, so long as this Agreement is in effect, (i) none of the parties shall acquire Securities of the Company if as a result the Group would be deemed to have beneficial ownership of 10% or more of any class of the outstanding equity of the Company without the prior agreement of Barington Capital Group, L.P., or its representatives, and Clinton Group, Inc., or its representatives (collectively, the "Representatives"), (ii) none of the parties shall purchase, sell or otherwise increase or decrease their economic exposure to Securities of the Company if such party reasonably believes that, as a result of such action, the Group or any member thereof would be likely to be required to make any regulatory filing without using their reasonable efforts to give the other parties at least 24 hours prior written notice, and (iii) each of the undersigned shall provide written notice to the other of (a) any of their purchases or sales of Securities of the Company; and (b) any Securities of the Company over which they acquire or dispose of beneficial ownership, no later than 24 hours after each such transaction.

     2. The Barington Parties and the Clinton Parties shall each pay 50% of all expenses incurred in connection with the Group's activities.


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     3.  Each of the undersigned agrees that any filing with the Securities and
Exchange Commission, press release or stockholder communciation proposed to be made or issued by the Group or any member of the Group in connection with the Group's activities shall be jointly approved by the Representatives, which approval shall not be unreasonably withheld or delayed.

     4. The relationship of the parties hereto shall be limited to carrying on the activities of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such activities as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Except as otherwise expressly provided herein, nothing herein shall restrict any party's right to purchase or sell Securities of the Company, as he/it deems appropriate, in his/its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.

     5. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

     6. In the event of any dispute among the parties hereto arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.

     7. Any party hereto may terminate his/its obligations under this Agreement on 24 hours' written notice to all other parties.

     8. Each party acknowledges that Kramer Levin Naftalis & Frankel LLP shall act as counsel for both the Group and the Barington Parties relating to their investment in the Company and that Schulte Roth & Zabel LLP shall act as counsel for both the Group and the Clinton Parties relating to their investment in the Company.

     9. Each of the undersigned parties hereby agrees that this Group Agreement shall be filed as an exhibit to an amendment to a Schedule 13D.

                            [SIGNATURE PAGE FOLLOWS]


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     IN WITNESS WHEREOF, each of the parties hereto has caused this Group
Agreement to be executed as of the twenty-fifth day of September 2008.

                      BARINGTON COMPANIES EQUITY PARTNERS, L.P.
                      By: Barington Companies Investors, LLC,
                          its general partner

                      By: /s/ James A. Mitarotonda
                         ----------------------------
                      Name: James A. Mitarotonda
                      Title: Managing Member


                      BARINGTON COMPANIES INVESTORS, LLC

                      By: /s/ James A. Mitarotonda
                         -----------------------------
                      Name: James A. Mitarotonda
                      Title: Managing Member


                      BARINGTON INVESTMENTS, L.P.
                      By: Barington Companies Advisors, LLC,
                          its general partner

                      By: /s/ James A. Mitarotonda
                         -----------------------------
                      Name: James A. Mitarotonda
                      Title: Managing Member


                      BARINGTON COMPANIES ADVISORS, LLC

                      By: /s/ James A. Mitarotonda
                          ---------------------------
                      Name: James A. Mitarotonda
                      Title: Managing Member

                      BARINGTON COMPANIES OFFSHORE FUND, LTD.

                      By: /s/ James A. Mitarotonda
                         ----------------------------
                      Name: James A. Mitarotonda
                      Title: Authorized Signatory

                      BARINGTON OFFSHORE ADVISORS II, LLC

                      By: /s/ James A. Mitarotonda
                         ------------------------------
                      Name: James A. Mitarotonda
                      Title: Managing Member


                      BARINGTON CAPITAL GROUP, L.P.
                      By: LNA Capital Corp., its general partner

                      By: /s/ James A. Mitarotonda
                         --------------------------------
                      Name: James A. Mitarotonda
                      Title: President and CEO


                      LNA CAPITAL CORP.

                      By: /s/James A. Mitarotonda
                         --------------------------------
                      Name: James A. Mitarotonda
                      Title: President and CEO


                      /s/ James A. Mitarotonda
                      ------------------------------------
                      James A. Mitarotonda

                      CLINTON MULTISTRATEGY MASTER FUND, LTD.
                      By: Clinton Group, Inc., its investment manager

                      By: /s/ Francis Ruchalski
                        ---------------------------------
                      Name: Francis Ruchalski
                      Title: Chief Financial Officer


                      CLINTON SPECIAL OPPORTUNITIES MASTER FUND, LTD.
                      By: Clinton Group, Inc., its investment manager

                      By: /s/ Francis Ruchalski
                      ------------------------------------
                      Name: Francis Ruchalski
                      Title: Chief Financial Officer


                      CLINTON MAGNOLIA MASTER FUND, LTD.
                      By: Clinton Group, Inc., its investment manager

                      By: /s/Francis Ruchalski
                         ---------------------------------
                      Name: Francis Ruchalski
                      Title: Chief Financial Officer

                      CLINTON GROUP, INC.

                      By: /s/ Francis Ruchalski
                         --------------------------------
                      Name: Francis Ruchalski
                      Title: Chief Financial Officer


                      /s/ George E. Hall
                     -----------------------------------
                      George E. Hall